UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Helios and Matheson Analytics Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
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	4.	Date Filed:

July 6, 2018

To our stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of Helios and Matheson Analytics Inc. on July 23, 2018. The meeting will begin promptly at 10:00 a.m. local time at Empire State Building, 350 Fifth Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118.

The official Notice of Special Meeting of Stockholders, proxy statement, proxy card and return envelope are included with this letter. The matters listed in the Notice of the Special Meeting of Stockholders are described in detail in the proxy statement.

The vote of every stockholder is important. Whether or not you plan to attend the Special Meeting, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement.

Sincerely,

HELIOS AND MATHESON ANALYTICS INC.

/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

HELIOS AND MATHESON ANALYTICS INC.
EMPIRE STATE BUILDING 350 FIFTH AVENUE
NEW YORK, NEW YORK 10118

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 23, 2018

To the stockholders of HELIOS AND MATHESON ANALYTICS INC.

PLEASE TAKE NOTICE that a Special Meeting (the “Special Meeting”) of Stockholders of Helios and Matheson Analytics Inc. (the “Company”) will be held at 10:00 a.m. local time, on July 23, 2018, at Empire State Building, 350 Fifth Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118 for the following purposes:

1.	to the extent required by Nasdaq Listing Rule 5635, to approve the issuance of shares of common stock of the Company upon conversion of the senior convertible notes (the “January Notes”) issued to an institutional investor on January 23, 2018 in accordance with the terms of the January Notes (the “January Note Financing Proposal”);

2.	to approve an amendment to the Company’s Certificate of Incorporation to increase the number of the Company’s authorized common stock from 500 million (500,000,000) to 5 billion (5,000,000,000) and to increase the total number of authorized shares of capital stock from 502 million (502,000,000) to 5.02 billion (5,002,000,000) (the “Share Increase Proposal”);

3.	to approve an amendment to the Company’s Certificate of Incorporation to effect a one-time reverse stock split (the “Reverse Split Amendment”) of common stock at a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-250 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement (the “Reverse Split Proposal”);

4.	to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes on the above proposals if sufficient votes to pass the proposals are not received in time for the Special Meeting (the “Adjournment Proposal”); and

5.	to transact any other business properly brought before the Special Meeting or any adjournments thereof.

Only stockholders of record at the close of business on June 29, 2018 are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

You may vote in person or by proxy. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. Your vote is important. Whether or not you plan to attend the Special Meeting, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the internet or by telephone. It is convenient and it saves us significant postage and processing costs.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Stuart Benson
Stuart Benson
Chief Financial Officer and Secretary

July 6, 2018

New York, New York

PROXY STATEMENT

FOR THE 2018 SPECIAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

●	Information Concerning Solicitation and Voting: Questions and Answers Regarding the Special Meeting – page 1
●	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters – page 7
●	Proposal 1 – The January Note Financing Proposal – page 9
●	Proposal 2 – The Share Increase Proposal – page 15
●	Proposal 3 – The Reverse Split Proposal – page 18
●	Proposal 4 – The Adjournment Proposal – page 24
●	Requirements for Advance Notification of Nominations and Stockholder Proposals – page 25
●	Other Matters – page 26
●	Annexes
A – Share Increase Amendment – A-1
B – Reverse Split Amendment – B-1
C – Form of Proxy Card – C-1

HELIOS AND MATHESON ANALYTICS INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. local time on July 23, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of Helios and Matheson Analytics Inc. (the “Company,” “we,” “us” and “our”) is soliciting proxies for a Special Meeting of Stockholders and any postponements, adjournments or continuations thereof (the “Special Meeting”). The Special Meeting will be held at Empire State Building, 350 Fifth Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118 on July 23, 2018, at 10:00 a.m. local time. This proxy statement and the accompanying form of proxy card are first being mailed on or about July 6, 2018 to all holders of our common stock and our Series A Preferred Stock (the “Preferred Stock”) of record as of June 29, 2018.

The information provided below is a summary of the information included in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS REGARDING THE SPECIAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Special Meeting or this proxy statement.

Q: What proposals will be voted on at the Special Meeting?

A: There are four proposals scheduled to be voted on at the Special Meeting:

1.	to the extent required by Nasdaq Listing Rule 5635, to approve the issuance of shares of common stock of the Company upon conversion of the senior convertible notes (the “January Notes”) issued to an institutional investor on January 23, 2018 in accordance with the terms of the January Notes (the “January Note Financing Proposal”);

2.	to approve an amendment to the Company’s Certificate of Incorporation to increase the number of the Company’s authorized common stock from 500 million (500,000,000) to 5 billion (5,000,000,000) and to increase the total number of authorized shares of capital stock from 502 million (502,000,000) to 5.02 billion (5,002,000,000) (the “Share Increase Proposal”);

3.	to approve an amendment to the Company’s Certificate of Incorporation to effect a one-time reverse stock split (the “Reverse Split Amendment”) of common stock at a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-250 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement (the “Reverse Split Proposal”);

4.	to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes on the above proposals if sufficient votes to pass the proposals are not received in time for the Special Meeting (the “Adjournment Proposal”); and

5.	to transact any other business properly brought before the Special Meeting or any adjournments thereof.

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Q: What is the Board’s voting recommendation?

A: The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the approval of the January Note Financing Proposal (see proposal 1);

●	FOR the approval of the Share Increase Proposal (see proposal 2);

●	FOR the approval of the Reverse Split Proposal (see proposal 3); and

●	FOR the approval of the Adjournment Proposal (see proposal 4).

Q: Who can vote at the Special Meeting?

A: Our Board has set June 29, 2018 as the record date (the “record date”) for the Special Meeting. All stockholders who own voting securities at the close of business on the record date may attend and vote at the Special Meeting. For each share of common stock held as of the record date, the holder will be entitled to one vote on each proposal to be voted on. For each share of Preferred Stock held as of the record date, the holder will be entitled to 3,205 votes on each proposal to be voted on. However, the number of votes that a holder of Preferred Stock will be entitled to cast on any matter to be voted upon, when aggregated with any of our other voting securities held by such holder, cannot exceed 19.9% of the number of shares of common stock that we had outstanding as of June 21, 2018 immediately prior to the issuance of the Preferred Stock (or such greater percentage allowed by Nasdaq without any stockholder approval requirements).

As of the record date, 249,870,588 shares of our common stock were outstanding and 20,500 shares of Preferred Stock were outstanding. Stockholders do not have the right to cumulate votes. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held for you, as a beneficial owner, through a bank, broker or other nominee.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the proxy materials have been sent directly to you. As the stockholder of record, you have the right to grant a proxy (including to the Company’s representatives) or to vote in person at the Special Meeting.

Beneficial Owners

If your shares are held by a bank, in a brokerage account or by another nominee, you are considered the beneficial owner of the shares. In this instance, your bank, broker or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the proxy materials to you. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote and you are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you request a proxy from the bank, broker or other nominee giving you the right to vote the shares at the Special Meeting. We sometimes refer to stockholders who hold their shares through a bank, broker or other nominee as “beneficial owners.”

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Q: How many votes does the Company need to hold the Special Meeting?

A: According to our bylaws, the holders of (i) a majority of the voting power of the outstanding shares of our common stock and a majority of the outstanding shares of our Preferred Stock, voting together as a single class, (ii) a majority of the outstanding shares of our common stock, and (iii) a majority of the outstanding shares of our Preferred Stock, in each case, entitled to vote at a meeting of stockholders must be present in person or represented at the Special Meeting by proxy in order for the Company to hold the meeting and conduct business. This is called a quorum. Shares for which abstentions or broker “non-votes” occur are counted as present for the purpose of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are counted as present at the meeting or represented at the meeting by proxy if you are present at the meeting or if you have properly submitted a proxy card or your duly authorized proxy otherwise attends the meeting in person.

Q: What is the voting requirement to approve each of the proposals?

A: The requirements to approve each of the proposals are set forth below.

Proposal 1: Approval of the January Note Financing Proposal. The affirmative vote of a majority of the total votes cast by the holders of our common stock and the Preferred Stock, voting together as a single class, entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present will be required for approval of this proposal.

Proposal 2: The Share Increase Proposal. The affirmative vote of the holders of (i) a majority of the voting power of our outstanding shares of common stock and the Preferred Stock, voting together as a single class (ii) a majority of our outstanding shares of common stock, voting separately as a single class, and (iii) a majority of the outstanding shares of Preferred Stock, voting separately as a single class, in each case entitled to vote at a meeting of stockholders at which a quorum is present will be required for approval of this proposal.

Proposal 3: The Reverse Split Proposal. The affirmative vote of the holders of (i) a majority of the voting power of our outstanding shares of common stock and the Preferred Stock, voting together as a single class, and (ii) a majority of the outstanding shares of Preferred Stock, voting separately as a single class, in each case entitled to vote at a meeting of stockholders at which a quorum is present will be required for approval of this proposal.

Proposal 4: Approval of the Adjournment Proposal. The approval of the adjournment of the Special Meeting in order to allow more time to solicit additional proxies requires (i) in the event that a quorum is present at the Special Meeting, the affirmative vote of the holders of a majority in voting power of the shares of common stock and Preferred Stock, voting together as a single class, that voted for or against or expressly abstained with respect to the such adjournment proposal or (ii) in the event that a quorum is not present at the Special Meeting, the affirmative vote of the holders of a majority in voting power of the shares of common stock and Preferred Stock represented in person or by proxy at the Special Meeting, voting together as a single class.

Other Proposals. Assuming a quorum is present, any other proposal that might properly come before the Special Meeting will require the affirmative vote of the holders of a majority in voting power of the shares of common stock and Preferred Stock entitled to vote at the Special Meeting, and that voted for or against or expressly abstained with respect to the proposal, voting together as a single class, except when a different vote is required by the Delaware General Corporation Law, our bylaws or our Certificate of Incorporation.

Q: If I vote against the proposals, do I have appraisal or dissenter’s rights?

A: No, Delaware law does not provide for appraisal or dissenter’s rights in connection with the proposals to be voted on at the Special Meeting.

Q: Do any of the Company’s officers and directors have an interest in the proposals?

A: No.

Q: Who counts the votes?

A: Votes cast by proxy or in person at the Special Meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of Computershare will serve as the inspector of elections.

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Q: What happens if I do not cast a vote?

A: If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Special Meeting. If you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board in favor of the four proposals.

If you are a beneficial owner, your bank, broker or other nominee may vote on Proposal 3, which is a routine matter. However, Proposals 1, 2, and 4 are considered non-routine. Therefore, if you are a beneficial owner and you do not instruct your bank, broker or other nominee how to vote with respect to Proposals 1, 2, and 4, your bank, broker or other nominee may not exercise its right to vote on your behalf with respect to these Proposals.

Q: How can I vote my shares in person at the Special Meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the Special Meeting. If you choose to vote in person, please bring proof of identification to the Special Meeting. Even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting. If you are a beneficial owner of shares, you must request and receive in advance of the Special Meeting a legal proxy from your bank, broker or other nominee in order to vote in person at the Special Meeting.

Q: How can I vote my shares in advance, without attending the Special Meeting?

A: Whether you hold shares directly as the stockholder of record or you are a beneficial owner, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote as follows:

Vote by Internet. You can vote via the internet at www.investorvote.com/HMNY or you may scan the QR code with your smartphone and, once you are at the website, follow the online instructions. You will need information from your proxy card to vote via the internet. Internet voting is available 24 hours a day. Proxies submitted by the internet must be received by 11:59 p.m. Eastern time on the day before the Special Meeting.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-800-652-VOTE (8683). You will need your proxy card to vote by telephone. Telephone voting is available 24 hours a day. Proxies submitted by telephone must be received by 11:59 p.m. Eastern time on the day before the Special Meeting.

Vote by Mail. You can vote by marking, dating and signing your name exactly as it appears on the proxy card you received, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should have received this proxy statement and voting instructions, which include the following, from your bank, broker or other nominee:

Vote by Internet. You can vote via the internet by following the instructions on the Voting Instruction Form provided to you. Once there, follow the online instructions. Internet voting is available 24 hours a day.

Vote by Telephone. You can vote by telephone by calling the number provided on your Voting Instruction Form. Telephone voting is available 24 hours a day.

Vote by Mail. You can vote by marking, dating and signing your name exactly as it appears on the Voting Instruction Form, and returning it in the postage-paid envelope provided. Please promptly mail your Voting Instruction Form to ensure that it is received prior to the closing of the polls at the Special Meeting.

If you vote by any of the methods discussed above, you will be designating Theodore Farnsworth, our Chief Executive Officer, and/or Stuart Benson, our Chief Financial Officer, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Submitting a proxy will not affect your right to attend the Special Meeting and vote in person.

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Q: How may my bank, broker or other nominee vote my shares if I fail to provide timely directions?

A: Banks, brokers and other nominees holding shares of common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions from you, your bank, broker or nominee will have discretion to vote your shares on “routine” matters. Therefore, your bank, broker or other nominee may vote your shares on Proposal 3, which is considered a routine matter, in the absence of timely directions from you. However, your bank, broker or other nominee will not have the right to vote your shares on Proposals 1, 2, and 4, which are considered non-routine matters, in the absence of timely directions from you.

Q: How can I change or revoke my vote?

A: Subject to any rules your bank, broker or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting.

Stockholders of record. If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary at the Special Meeting or should be sent so as to be delivered, prior to the date of the Special Meeting, to our principal executive office, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Stuart Benson, Secretary.

Beneficial owners. If you are a beneficial owner of shares, you may change your vote (1) by submitting new voting instructions to your bank, broker or other nominee, or (2) if you have obtained, from the bank, broker or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Special Meeting and voting in person. Your bank, broker or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the internet or by telephone may also change his, her or its vote by making a subsequent and timely internet or telephone vote prior to the date of the Special Meeting.

Q: Where can I find the voting results of the Special Meeting?

A: We will announce the preliminary voting results at the Special Meeting. We will also report the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”) within four business days after the date of the Special Meeting.

Q: Who are the proxies and what do they do?

A: Our Board designated Theodore Farnsworth and Stuart Benson as proxies, as indicated on the proxy card. When you, as a stockholder of record, provide voting instructions in the proxy card, the named proxies vote your shares in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our Board in favor of the four proposals. If the Special Meeting is adjourned, the named proxies can vote the shares on the new Special Meeting date as well, subject to such limitations as set forth in our bylaws.

Q: How are proxies solicited for the Special Meeting?

A: Our Board is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a bank, broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We have retained the services of Georgeson LLC to assist in the solicitation of proxies at a cost of approximately $9,000, plus reimbursement of certain expenses.

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Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?

A: We have adopted a procedure called “householding” which the Commission has approved. Under this procedure, we deliver one set of proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we send only a single copy of our proxy materials, such stockholder may contact our Corporate Secretary, in writing, at Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Stuart Benson, Secretary, or through telephone at (212)- 979-8228.

Beneficial owners may contact their bank, broker or other nominee to request information about householding.

Q: What should I do if I receive more than one set of proxy materials?

A: If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or Voting Instruction Form you receive to ensure that all of your shares are voted.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the number of shares of common stock beneficially owned as of the record date (June 29, 2018) by:

●	each person known by the Company to own beneficially more than 5% of the Company’s common stock;

●	each person known by the Company to own beneficially more than 5% of the Company’s Preferred Stock;

●	each of the Company’s directors and named executive officers listed in the Summary Compensation Table under the section entitled “Executive Compensation”; and

●	all of our current executive officers and directors as a group.

	Common Stock			Preferred Stock
Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Ownership (3)	Amount and Nature of Beneficial Ownership	Percentage of Preferred Stock Ownership	Voting Power of Preferred Stock (4)
5% Stockholders
Hudson Bay Capital Management, L.P. (5)	247,238,027	(6)	9.99%	10,000	48.78%	10.16%
Discover Growth Fund (7)	-		-	5,000	24.39%	5.08%
Alto Opportunity Master Fund, SPC Segregated Master Portfolio B (8)	-		-	2,500	12.20%	2.54%
Empery Asset Master, Ltd. (9)				1,336	6.52%	0.01%

Named Executive Officers and Directors
Theodore Farnsworth	5,416,355	(10)	2.14%	-	-	-
Stuart Benson	1,000,000	(11)	0.40%	-	-	-
Muralikrishna Gadiyaram	2,823,040	(12)	*	-	-	-
Prathap Singh	40,000	(13)	*	-	-	-
Gavriel Ralbag	40,000	(14)	*	-	-	-
Carl J. Schramm	40,000	(15)	*	-	-	-

All current directors and executive officers as a group (6 persons)	9,359,395	(16)	3.68%	-	-	-

* Less than 1%

(1)	Unless otherwise noted, the business address of each named person is c/o Helios and Matheson Analytics Inc., Empire State Building, 350 Fifth Avenue, Suite # 7520, New York, New York 10118.
(2)	Unless otherwise noted, each person named in the table below has sole voting and investment power with regard to all shares beneficially owned, subject to applicable community property laws.
(3)	The percentages shown are calculated based on 249,870,588 shares of common stock issued and outstanding on June 29, 2018. In calculating the percentage of ownership, all shares of common stock that are acquirable by the identified person or group within 60 days of June 29, 2018 are deemed to be outstanding for purposes of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.
(4)

Each share of Preferred Stock is entitled to 3,205 votes. The amount of votes with respect to each holder of Preferred Stock, when aggregated with the common stock held by such holder, is subject to a 19.9% voting power limitation based on the voting power of the Company as of June 21, 2018 (or such greater percentage allowed by Nasdaq without any stockholder approval requirements).

(5)	Hudson Bay Capital Management, L.P. (“Hudson Bay”), which serves as the investment manager to Hudson Bay Master Fund Ltd., in whose name the securities reported are held, may be deemed to be the beneficial owner of all shares of common stock of the Company held by Hudson Bay Master Fund Ltd. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Mr. Gerber disclaims beneficial ownership of these securities. The address for Hudson Bay and Mr. Gerber is 777 Third Avenue, 30th Floor, New York, New York 10017.

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(6)	Includes 9,838,129 shares and 237,399,989 shares issuable upon conversion of Senior Secured Convertible Notes (including 112,995,806 shares issuable upon conversion of the January Notes) that are each subject to a 9.99% beneficial ownership limitation and the percentage of ownership gives effect to such limitation. The 112,995,806 shares issuable upon conversion of the January Notes assumes that proposal 1 is approved by stockholders, of which there can be no assurance, and that the January Notes are convertible at the June Price.
(7)	Discover Growth Fund is a Cayman Islands exempted mutual fund and its address is 4th Floor, Harbour Place, 103 South Church Street, Grand Cayman KY1-1002, Cayman Islands.
(8)	Alto Opportunity Master Fund, SPC Segregated Master Portfolio B, a Cayman Islands exempted company, is a private investment vehicle and its principal business office is 222 Broadway, 19th Floor, New York, NY 10038.
(9)	The address for Empery Asset Master Ltd. is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.
(10)	This amount includes (i) 750,000 shares issuable within 60 days of June 29, 2018, subject to entry into applicable award agreements, (ii) 2,926,355 shares issuable within 60 days of June 29, 2018 subject to stockholder approval.
(11)	Represents shares issuable within 60 days of June 29, 2018, subject to stockholder approval.
(12)	Includes (i) 1,187,149 shares held by Helios & Matheson Information Technology Ltd. and (ii) 885,891 shares held by Helios Matheson Inc., over which Mr. Gadiyaram holds shared voting and investment control.
(13)	Represents shares issuable within 60 days of June 29, 2018.
(14)	Represents shares issuable within 60 days of June 29, 2018.
(15)	Represents shares issuable within 60 days of June 29, 2018.
(16)	Includes an aggregate amount of 4,796,355 shares issuable within 60 days of June 29, 2018.

Pursuant to separate voting agreements entered into on June 26, 2018 with the Company, each holder of Preferred Stock has agreed to vote the shares of Preferred Stock and any other shares of common stock they acquire (a) in favor of proposal 1, proposal 2 and proposal 3 and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company, under the transaction documents as defined in the June Securities Purchase Agreement dated June 21, 2018 (the “June 2018 SPA”) or the January 2018 SPA (as defined below) or which could result in any of the conditions to the Company's obligations under such transaction documents not being fulfilled. The agreements to vote the securities described above terminate immediately following the stockholder approval of proposal 1.

The June 26, 2018 voting agreements also require that, at any time on or prior to the record date for the Special Meeting, each holder of Preferred Stock will not sell or transfer any of their shares of Preferred Stock.

On June 28, 2018, holders of an aggregate of 22,617,879 shares of common stock (the “Exchange Shares”) that were acquired from the Company in exchange for existing warrants, entered into separate voting agreements with the Company. Pursuant to the June 26, 2018 voting agreements, such holders have agreed to vote the Exchange Shares and any other shares of common stock they acquire (a) in favor of proposal 1, proposal 2 and proposal 3 and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company, under the transaction documents as defined in the June 2018 SPA or the January 2018 SPA or which could result in any of the conditions to the Company's obligations under such transaction documents not being fulfilled. The agreements to vote the securities described above terminate immediately following the stockholder approval of proposal 1.

The June 28, 2018 voting agreements also require that, at any time on or prior to the record date for the Special Meeting, such holders will not sell or transfer the Exchange Shares, subject to certain exceptions. In addition, pursuant to separate leak-out agreements entered into on June 28, 2018, such holders are restricted from selling the Exchange Shares for a period ending on the earlier of (i) July 23, 2018 and (ii) stockholder approval of either proposal 2 or proposal 3 (the “Lock-Up End Date”). In addition, subject to certain exclusions, holders will be restricted from selling specified amounts of their Exchange Shares for up to fifteen calendar days after the Lock-Up End Date, unless certain events earlier terminate such restrictions.

In addition, as described under “Proposal 1 - Voting and Lockup Agreements” below, Mr. Farnsworth and HMIT entered into voting and lockup agreements as a condition to the Note Financing pursuant to which they have agreed to vote in favor of proposal 1 and agreed not to sell their shares. On June 26, 2018 Mr. Farnsworth and HMIT entered into similar voting and lockup agreements pursuant to which they have agreed to vote in favor of the issuance of common stock upon conversion of the June Notes (as defined below).

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PROPOSAL 1

TO THE EXTENT REQUIRED BY NASDAQ LISTING RULE 5635(D), TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK OF THE COMPANY UPON CONVERSION OR EXERCISE OR OTHERWISE PURSUANT TO THE TERMS OF THE NOTES ISSUED TO AN INSTITUTIONAL INVESTOR ON January 23, 2018

(the January Note Financing Proposal)

On January 23, 2018 (the “Closing Date”), pursuant to the previously announced Securities Purchase Agreement (the “January 2018 SPA”), dated as of January 11, 2018 (the “Subscription Date”), between us and an institutional investor (the “Buyer”), we sold and issued senior convertible notes (also referred to herein as the “January Notes”) to the Buyer in the aggregate principal amount of $60,000,000, which are convertible into shares of our common stock (the “Conversion Shares”), for consideration consisting of $25 million in cash and an investor note payable to us in the amount of $35 million (the “Note Financing”). Upon issuance, $25 million in principal amount under the January Notes was “unrestricted principal”, which could be converted into common stock. However, upon issuance, $35 million in principal amount of the January Notes was “restricted principal”, meaning that it is not convertible into common stock until the Buyer pays us a corresponding amount under the $35 million investor note.

We repaid $25 million in principal amount of the January Notes in cash, plus make-whole interest, in February 2018. Accordingly, as of June 29, 2018, there remains $35 million in outstanding restricted principal under the January Notes, plus capitalized interest. As of June 29, 2018, the Buyer has not prepaid any of the $35 million investor note. To the extent the remaining outstanding principal amount of the January Notes plus make-whole interest becomes convertible into common stock, the number of shares of common stock issuable will exceed 20% of the number of shares of common stock outstanding before the issuance of the January Notes.

As more fully described below, because our common stock is listed on the Nasdaq Capital Market, we are subject to Nasdaq’s rules and regulations. In certain circumstances, if we issue shares of common stock or securities convertible into shares of common stock, that has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for shares of common stock, or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the securities, we are required to obtain stockholder approval.

Nasdaq Listing Rules

Nasdaq Listing Rule 5635(d).

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The January Notes have an initial conversion price of $11.44 per share, which was greater than the market value of our common stock as of January 10, 2018, the day before we entered into the January 2018 SPA. However, pursuant to the January 2018 SPA, we agreed to seek stockholder approval in accordance with Nasdaq Listing Rule 5635(d) of the issuance of our common stock at a conversion price per share as low as $1.83 following the occurrence of an event of default (the “Default Floor Price”) or otherwise at any conversion price below $11.44 which may result from full ratchet conversion price adjustments required by the January Notes in the event of certain issuances below the initial conversion price. The Default Floor Price is lower than the market value of our common stock on January 10, 2018 and the conversion of the January Notes at the Default Floor Price or at any other conversion price below the market value of our common stock on January 10, 2018 resulting from the full ratchet conversion price adjustment provisions of the January Notes could result in the issuance of 20% or more of our common stock outstanding on January 10, 2018. Without stockholder approval, the Default Floor Price is not effective.

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If our stockholders approve the January Note Financing Proposal, this will enable the issuance of shares pursuant to the January Notes at conversion prices below the initial conversion price of $11.44, including at the Default Floor Price in the case of an event of default or otherwise at any conversion price below $11.44 which may result from full ratchet conversion price adjustments required by the January Notes in the event of certain issuances below the initial conversion price. If we do not obtain such stockholder approval of the January Note Financing Proposal, the Buyer most likely will be unwilling to further fund our business by making prepayments under the $35 million investor note payable to the Company, which the Buyer gave the Company as partial payment for the January Notes. The Company’s failure to receive additional payments from the Buyer under this $35 million investor note could materially and adversely affect our available operating capital. If we are unable to access other sources of capital on acceptable terms, our operating capital may be materially reduced, which could materially and adversely affect our results of operations. Any negative impact on our results of operations due to our having reduced operating capital could negatively affect the market value of our common stock.

Moreover, pursuant to the terms of the January 2018 SPA (as amended on April 5, 2018, June 1, 2018, June 21, 2018, and June 28, 2018) we are obligated to seek stockholder approval of the issuance of shares of common stock upon conversion or exercise or otherwise pursuant to the terms of the January Notes at a meeting of our stockholders to be held not later than July 23, 2018. If we fail to obtain such stockholder approval at that special meeting, we will be required to hold a special meeting semi-annually until stockholder approval is obtained. Calling and holding a special meeting, along with obtaining a brokers search and preparing, printing and mailing proxy statements and proxy cards, are expensive and time consuming.

Effect of approval of the January Note Financing Proposal on our stockholders.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If the January Note Financing Proposal is approved by our stockholders, the Buyer will be more likely to further fund our business by prepaying the principal amount remaining under the Investor Note (as defined below), which would maximize our potential to obtain up to $35 million in additional cash from the Note Financing. Such additional funding would provide us with significant working capital, strengthen our balance sheet (to the extent the January Notes are converted) and provide us with additional capital for potential future business opportunities. If the January Note Financing Proposal is not approved by our stockholders, we will need to schedule stockholder meetings semi-annually thereafter until stockholder approval is obtained for this proposal. Any additional meetings and proxy solicitations will result in significant additional costs and distract our management and other employees from our business operations.

Notwithstanding what we believe to be benefits that outweigh risks, there are certain risks involved with approval of the January Note Financing Proposal. If our stockholders approve the January Note Financing Proposal, then as of June 29, 2018, the conversion price of the January Notes will be deemed to have been reduced to $0.345 per share (the “June Price”), which may be reduced further to the extent the Company completes certain sales or issuances at prices less than that price. Assuming the Buyer converted all of the principal and interest outstanding under the January Notes at the June Price on January 23, 2020, the maturity date, we would be required to issue 112,995,806 shares of common stock to the Buyer. This number of shares may increase significantly if there are further conversion price reductions resulting from the full ratchet conversion price adjustment provisions of the January Notes. Moreover, if an event of default occurs under the January Notes, and assuming that the Buyer converted all of the principal and interest outstanding under the January Notes at the Default Floor Price on January 23, 2020, the maturity date, excluding any interest that may accrue at a higher rate in connection with the continuance an event of default, we would be required to issue 21,302,488 on shares of common stock to the Buyer. This issuance, together with additional issuances of common stock that could be made pursuant to the January Notes, for example as a result of an increase in the interest rate of the January Notes in connection with an event of default, may cause significant dilution to our stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and may cause a decline in the market price of our common stock.

In addition to the foregoing, the increase in the number of shares of common stock issued in connection with the conversion of the January Notes may have an incidental anti-takeover effect in that the additional shares of common stock issued could dilute the stock ownership of parties seeking to obtain control of the Company. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions. However, we currently know of no specific effort to accumulate our securities or to gain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Rule 144 and the Structure of the Note Financing

The Note Financing was structured in order to comply with the holding period requirements of Rule 144(d)(1)(i) and 144(d)(2) so that shares of common stock issuable upon conversion of the January Notes could, absent registration, be resold pursuant to Rule 144(d)(1)(i) commencing six months after the issuance of the January Notes, if the other requirements of Rule 144 are satisfied, including Rule 144(d)(1)(iii).

Rule 144(d)(1)(iii) provides that the holding period of purchased securities shall not begin until the full purchase price or other consideration is paid or given by the person acquiring the securities from the issuer.

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Rule 144(d)(2) provides that giving the issuer a promissory note shall not be deemed full payment of the purchase price unless the promissory note (i) provides for full recourse against the purchaser of the securities, (ii) is secured by collateral, other than the securities purchased, having a fair market value at least equal to the purchase price of the securities purchased, and (iii) shall have been discharged by payment in full prior to the sale of the securities.

The Investor Note (i) states at Section 8(a) that they are full recourse obligations of the Buyer; (ii) is secured by cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country held by each Buyer in a bank or brokerage account set forth on Schedule I of the Investor Note; and (iii) upon conversion of all or part of the principal amount of the Series B-1 Note (as defined below) into shares of common stock, the Buyer holding the Series B-1 Note will pay the Company an equivalent amount of the balance of the Buyer’s Investor Note in cash, such that the Investor Note shall have been discharged by payment in full as to any shares of common stock to be sold by the Buyer prior to such sale. Therefore, pursuant to Rule 144(d)(2), the Buyer paid the full purchase price for the January Notes on the Closing Date. Accordingly, the holding period of shares of common stock issuable upon conversion of the January Notes will be deemed to have commenced on the Closing Date, pursuant to Rule 144(d)(3)(ii).

Assuming that we meet the requirements of a mandatory prepayment event as described below under the heading “Investor Note,” we expect to receive the full $35,000,000 due under the Investor Note.

Description of the Note Financing.

The following does not purport to be a complete description of the January 2018 SPA, the January Notes, the Investor Note, the Voting and Lockup Agreements, and the Placement Agent Warrant described in this proxy statement and each is qualified in its entirety by reference to the full text of such document, all of which are attached as exhibits to our Current Reports on Form 8-K that we filed with the Commission on January 11, 2018 and January 23, 2018, respectively.

The January Notes

The January Notes included (i) a Series A-1 Senior Subordinated Bridge Convertible Note in the aggregate principal amount of $25,000,000 (the “Series A-1 Note”) and (ii) a Series B-1 Senior Secured Bridge Convertible Note in the aggregate principal amount of $35,000,000 (the “Series B-1 Note”). The consideration provided by the Buyer for the purchase of the January Notes on the Closing Date consisted of (i) a cash payment in the aggregate amount of $25,000,000, and (ii) a secured promissory note payable by the Buyer to us (the “Investor Note”) in the aggregate principal amount of $35,000,000. We receive cash as the Buyer prepays the Investor Note.

Series A-1 Note

On the Closing Date, we issued the Series A-1 Note to the Buyer upon the delivery of the $25,000,000 aggregate payment from the Buyer. The aggregate principal amount of the Series A-1 Note was $25,000,000, bearing interest at a rate of 10% per annum.

Series B-1 Note

On the Closing Date, we issued the Series B-1 Note to the Buyer in consideration of the Investor Note. The aggregate principal amount of the Series B-1 Note is $35,000,000. Upon issuance, the Series B-1 Note consisted entirely of “Restricted Principal” which is defined as that portion of the principal amount of a Series B-1 Note that equals the outstanding principal amount of a corresponding Investor Note. The principal amount of the Investor Note is subject to reduction through prepayments by the Buyer of the Investor Note given by the Buyer to the Company or, upon maturity or redemption of the Series B-1 Note, by netting the amount owed by the Buyer under the Investor Note against a corresponding amount of principal to be canceled under the Buyer’s Series B-1 Note. Each prepayment under the Investor Note will convert a corresponding amount of Restricted Principal under the Series B-1 Note into “Unrestricted Principal” that may be converted into common stock.

The Series B-1 Note bears interest at a rate of (i) 5.25% per annum with respect to any Restricted Principal, and (ii) 10% per annum with respect to any Unrestricted Principal.

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Payment of Interest

Interest on the January Notes will be capitalized on each quarterly interest payment date starting April 1, 2018 by adding the interest to the then outstanding principal amount of the January Notes. Interest may also be paid by inclusion in the Outstanding Amount, which is defined in the January Notes as the principal amount to be converted or redeemed, accrued and unpaid interest with respect to such principal amount, accrued and unpaid late charges, if any, and the “Make-Whole Amount.” The “Make-Whole Amount” is defined as the amount of any interest that, but for a conversion or redemption, would have accrued with respect to the Outstanding Amount of principal being redeemed or converted under the Series A-1 Note and Unrestricted Principal under the Series B-1 Note, for the period from the applicable date of conversion or redemption date through the maturity date of the January Notes. No Make-Whole Amount will be payable under the Series B-1 Note with respect to any portion of Restricted Principal after the cancellation of such Restricted Principal pursuant to netting under the Series B-1 Note, the Investor Note or the Master Netting Agreement, as applicable. In the event of an event of default, interest under the January Notes may be increased to 15% during the first 30 days following the occurrence and continuance of an event of default and to 18% thereafter.

Conversion of the Notes

The Buyer may, at any time, elect to convert the January Notes into shares of the Company’s common stock at the Conversion Price, subject to certain beneficial ownership limitations described below. The “Conversion Price” is initially $11.44 per share (subject to anti-dilution adjustment as described in the January Notes). As described below under “Rights Upon Issuance of Other Securities,” as a result of Dilutive Issuances after May 6, 2018, the Conversion Price as of June 29, 2018 was as low as $0.345, and could be reduced further as a result of future Dilutive Issuances.

Beneficial Ownership Limitations on Conversion and Issuance

The January Notes may not be converted and shares of the Company’s common stock may not be issued under the January Notes if, after giving effect to the conversion or issuance, the Buyer together with its affiliates would beneficially own in excess of 4.99% or 9.99%, as elected by the Buyer, of the Company’s outstanding shares of common stock. At the Buyer’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 4.99% or 9.99%, as elected by the Buyer, except that any raise will only be effective upon 61-days’ prior notice to the Company.

Redemption of the January Notes

Provided there has been no Equity Conditions Failure (as defined in the January Notes) and, as to the Series A-1 Note, no Senior Secured Convertible Notes issued by the Company on August 16, 2017 (the “August Notes”), or Senior Convertible Bridge Notes issued by the Company on November 7, 2017 (the “November Notes”) remain outstanding, and as to the Series B-1 Note, no August Notes, November Notes, Series A-1 Note or Series B-1 Note with any Unrestricted Principal remain outstanding, the Company will have the right to redeem all, but not less than all, of the Outstanding Amount remaining unpaid under the January Notes. There are no August Notes remaining outstanding. The portion of the January Notes subject to redemption can be redeemed by the Company in cash at a price equal to 115% of the amount being redeemed. Under the Series B-1 Note, the Company may reduce, on a dollar for dollar basis, the Restricted Principal by the surrender for cancellation of such portion of the Investor Note equal to the amount of Restricted Principal included in the redemption.

The Buyer has the right to require the Company to redeem the January Notes (i) at the option of the Buyer from and after June 7, 2018; (ii) if the Company completes a Subsequent Placement, as defined in the securities purchase agreement pursuant to which the November Notes were issued; (iii) upon the occurrence of an event of default, including a Bankruptcy Event of Default (as defined in the January Notes); or (iv) in the event of a Change of Control. With the exception of a redemption required by an event of default, which may be paid with cash or shares of the Company’s common stock at the election of the Buyer, the Company will be required to redeem the January Notes with cash.

Events of Default

The January Notes contain customary events of default including but not limited to: (i) a suspension from trading or a failure to maintain the listing of the Company’s common stock for a period of 5 trading days; (ii) after a conversion by an Investor, the failure by the Company to deliver the common stock for a period of 5 trading days; (iii) the failure to reserve a number of shares of the Company’s common stock to permit the Buyer to fully convert the principal, interest, late charges, if any, and Make-Whole Amounts under the January Notes; (iv) the failure by the Company or any subsidiary to make payments when due under the January Notes; (v) upon a conversion by the Buyer, the failure by the Company to remove a restrictive legend from shares of the Company’s common stock if permitted by the applicable securities laws; (vi) breaches of covenants; (vii) bankruptcy or insolvency; (viii) the failure to pay indebtedness when due; and (ix) the failure of the grant of the security interest in the Investor Note to create a first priority lien against the Investor Note.

As indicated above, following an event of default, the Buyer may require the Company to redeem all or any portion of the January Notes. The redemption amount may be paid in cash or with shares of the Company’s common stock, at the election of the Buyer, at a price equal to the Event of Default Redemption Price (as defined in the January Notes).

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The Company must immediately redeem the January Notes in cash upon the occurrence of a Bankruptcy Event of Default (as defined in the January Notes).

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 125% of the Outstanding Amount to be redeemed and (ii) the product of (X) the Outstanding Amount to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest closing sale price of the Company’s common stock on any trading day during the period commencing on the date preceding such event of default and ending on the date the Company makes the entire payment required to be made under the January Notes.

In addition, following an event of default, the Buyer will have the right to convert the January Notes at the “Alternate Conversion Event of Default Price” which means, with respect to each such conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the date of the conversion, and (ii) the greater of (A) the Default Floor Price (which means (1) at any time prior to the date the January Note Financing Proposal is approved by our stockholders (the “Stockholder Approval Date”), the Floor Price (initially, $11.44) or (2) at any time on or after the Stockholder Approval Date, $1.83 (or such lower price as mutually determined by the Company and the Buyer in writing, subject to the prior consent of the Nasdaq Stock Market)), and (B) 75% of the lowest volume weighted average price of the Company’s common stock for each of the 30 consecutive trading days ending and including the trading day of delivery or deemed delivery of the applicable notice of conversion.

Fundamental Transactions

The January Notes will prohibit the Company from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an eligible market, assumes in writing all of the Company’s obligations under the January Notes.

Rights Upon Issuance of Other Securities

Following stockholder approval of this Proposal 1, if and whenever the Company issues or sells, or is deemed to have issued or sold, any shares of common stock (including options and convertible securities but excluding any Excluded Securities, as defined in the January 2018 SPA) after May 6, 2018 for a consideration per share less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (the “New Issuance Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. Following stockholder approval of this Proposal 1, any reduction in the Conversion Price resulting from a Dilutive Issuance after May 6, 2018 will be retroactive. As a result of Dilutive Issuances after May 6, 2018, the Conversion Price as of June 29, 2018 was as low as $0.345, and could be reduced further as a result of future Dilutive Issuances.

Subsequent Placement Optional Redemption

Following a “Subsequent Placement,” as defined in the January Notes, the Buyer may require the Company to redeem all or any portion of the outstanding amount of the January Notes not in excess of the Buyer’s pro rata amount of the gross proceeds (less any reasonable placement agent, underwriter and/or legal fees and expenses) of the Subsequent Placement by delivering written notice to the Company of such election.

Investor Note

The Investor Note will be payable in full on the forty-second anniversary of the Closing Date, although Buyer may prepay the Investor Note in whole or in part, without premium or penalty, at any time. The Investor Note accrues interest at an annual rate of 0.61%. Investor’s obligation to pay the Company the principal amount of the Investor Note is to be secured with cash, cash equivalents, any G10 currency and any notes or other securities issued by any G10 country having a value equal to the principal amount of the Investor Note. The Investor Note is also subject to mandatory prepayment, in whole or in part, at any time (i) if the Company receives a conversion notice from the Buyer in which all or any part of the principal of the Series B-1 Note to be converted includes any Restricted Principal and (ii) the Buyer receives a confirmation from the Company’s transfer agent that it has been irrevocably instructed by the Company to deliver to the Buyer the shares of the Company’s common stock to be issued pursuant to the conversion notice.

The Investor Note also contains certain optional “netting” rights of the Buyer which, if exercised, would reduce the amount outstanding under the January Notes and the Investor Note by the same amount and, accordingly, the cash proceeds received by the Company from the Buyer pursuant to the Note Financing. These netting rights include (i) the right of the Buyer, on or after January 30, 2018, with respect to any portion of principal under the Investor Note, if an Equity Conditions Failure exists, to net against any obligations of the Company remaining under the Series B-1 Note an equal amount of the obligations of the Buyer remaining under the Buyer’s Investor Note; (ii) the right of the Buyer, on the maturity date of the Series B-1 Note, to net against any obligations remaining under the Series B-1 Note an equal amount of the obligations remaining under the Investor Note; (iii) the right of the Buyer to net against any obligations remaining under the Series B-1 Note an equal amount of the obligations remaining under the Investor Note if an event of default occurs and is not cured; (iv) the right of the Buyer to net against the unpaid principal amount of the Series B-1 Note an equal amount of the unpaid principal of the Investor Note upon a Bankruptcy Event of Default; and (v) an automatic netting of obligations under the Series B-1 Note equal to 75% of the Restricted Principal in exchange for the cancellation of the principal amount of the Investor Note outstanding on the date of a transfer by the Company of the Investor Note to any person without the consent of the Buyer.

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Guaranty

MoviePass provided a Guaranty to the Buyer pursuant to which it (i) guaranteed the punctual payment of all obligations under the January Notes, including all interest, Make-Whole Amounts and other amounts that accrue after the commencement of any insolvency proceeding of the Company, whether or not the payment of such obligations are enforceable or allowable in the insolvency proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Note Financing documents, and (ii) agreed to pay any and all costs and expenses (including counsel fees and expenses) incurred by any Investor in enforcing any rights under the Guaranty or any other Note Financing document.

Voting and Lockup Agreements

As a condition to closing the Note Financing, Theodore Farnsworth, our Chief Executive Officer and Chairman of our Board of Directors, and Helios and Matheson Information Technology Ltd. (“HMIT”), of which Muralikrishna Gadiyaram, a director of the Company, is the chief executive officer, and its wholly-owned subsidiary, Helios & Matheson Inc. (collectively, the “Principal Stockholders”), who collectively owned approximately 17% of the Company’s issued and outstanding common stock as of the Closing Date, executed voting and lockup agreements with the Company. Pursuant to the Voting and Lockup Agreements, the Principal Stockholders agreed to vote in favor of or consent to the Company’s issuance of the January Notes at any meeting of stockholders or written consent of stockholders for such purpose. The Voting and Lockup Agreements also require that, for a period beginning on the Closing Date and ending on the initial date when all of the principal outstanding under the January Notes issued to the Buyer consists of Restricted Principal thereunder, the Principal Stockholders will not (i) dispose of or agree to dispose of, directly or indirectly, any securities of the Company (except that shares underlying equity awards granted to Mr. Farnsworth may be sold between April 1 to April 15 of any given year, not to exceed a total of 262,500 shares, in connection with the full or partial payment of applicable taxes or tax withholding obligations arising from the issuance of an award of common stock or options to purchase common stock granted to Mr. Farnsworth pursuant to an Approved Stock Plan, as defined in the November 2017 SPA), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company owned directly by the Principal Stockholders (including holding as a custodian) or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on the Principal Stockholders’ voting rights, charge or other encumbrance of any nature with respect to the Principal Stockholders’ securities in the Company or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Principal Stockholders’ securities in the Company or (v) directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

Financing Fees

Canaccord Genuity, Inc. acted as the placement agent for the Note Financing and (i) with respect to the initial $25 million raised in connection with the sale of the January Notes was entitled to a cash fee equal to 4% of gross proceeds and (ii) with respect to any amounts received in excess of $25 million following each prepayment of the Investor Notes, 4% on such amount of aggregate gross proceeds received by the Company.

Palladium Capital Advisors LLC received a tail payment pursuant to its engagement agreement, dated August 2016, as amended, on the investment made by the Buyer equal to (i) 4% of the gross cash proceeds actually received by the Company pursuant to the January Notes, as and when received; plus (ii) a warrant to purchase 8% of the number of shares of common stock into which the Series A-1 Note purchased by the Buyer are initially convertible at the Conversion Price in effect as of the Closing Date and 8% of the number of shares of common stock into which any Unrestricted Principal of the Series B-1 Note is initially convertible at the Conversion Price in effect as of the Closing Date, at an exercise price equal to the Conversion Price of the January Notes in effect as of the Closing Date, without regard to any adjustment of the Conversion Price resulting from the anti-dilution provision of the January Notes, other than proportionate adjustments to the Conversion Price resulting from stock splits or combinations or similar proportionately applied changes to the Company’s outstanding common stock.

Vote required to pass the January Note Financing Proposal.

The affirmative vote of a majority of the total votes cast by the holders of our common stock and the Preferred Stock, voting together as a single class, entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal.

Abstentions will have the same effect as a vote against the January Note Financing Proposal, but broker non-votes will not affect the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE JANUARY NOTE FINANCING PROPOSAL TO APPROVE, TO THE EXTENT REQUIRED BY THE NASDAQ 20% RULE, THE ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OR EXERCISE OR OTHERWISE PURSUANT TO THE TERMS OF THE CONVERTIBLE NOTES

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PROPOSAL 2

TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK AND TOTAL AUTHORIZED SHARES

(the Share Increase Proposal)

The Company proposes to amend its Certificate of Incorporation, as amended to increase the number of authorized shares of the Company’s common stock from 500 million (500,000,000) shares to 5 billion (5,000,000,000) shares and to increase the total number of authorized shares of capital stock from 502 million (502,000,000) to 5.02 billion (5,002,000,000).

The Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to the Company’s stockholders for their approval an amendment to the Company’s Certificate of Incorporation (the “Share Increase Amendment”), which amends paragraph one (1) of Article Fourth of the Certificate of Incorporation, to effect the increase to the number of authorized shares of common stock and the total number of authorized shares of capital stock. The form of Share Increase Amendment is attached to this proxy statement as Annex A. If the Share Increase Amendment is approved by the Company’s stockholders, the Company intends to file the Share Increase Amendment with the Secretary of State of the State of Delaware promptly following the Special Meeting.

Overview

The Certificate of Incorporation currently authorizes the issuance of 500,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. 20,500 shares of preferred stock have been designated Series A Preferred Stock. The Board approved the Share Increase Amendment, which amends Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 shares to 5,000,000,000 shares and, correspondingly, to increase the total number of shares of all classes of capital stock that the Company has authority to issue from 502,000,000 to 5,002,000,000 shares.

The proposed Share Increase Amendment would amend paragraph one (1) of Article Fourth of the Certificate of Incorporation to read in its entirety as follows:

“The total number of shares of stock which the corporation shall have authority to issue is five billion two million (5,002,000,000), of which two million (2,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Preferred Stock” and five billion (5,000,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Common Stock.””

As of June 29, 2018, there were:

●	249,870,588 shares of common stock outstanding;

●	20,500 shares of Preferred Stock outstanding;

●	2,610,000 shares of common stock available and reserved for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”);

●	810,399 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

●	2,550,154 shares of common stock issuable upon the exercise of warrants, issued to Oath Inc. upon the closing of the Moviefone Acquisition;

●	500,000 shares reserved for issuance to Helios and Matheson Information Technology Ltd. in exchange for entering into prior lockup agreements and a new 12-month lockup agreement;

●	4,636,355 shares of common stock reserved for issuance to various officers and consultants;

●	4,000,001 shares of common stock issuable to MoviePass Inc. (“MoviePass”) upon receipt of stockholder approval and conversion of the convertible promissory note in the principal amount of $12 million that we issued to MoviePass upon the closing of the Securities Purchase Agreement, dated August 15, 2017, between the Company and MoviePass (the “MoviePass SPA”);

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●	3,407,653 shares of common stock issuable upon the conversion of the January Notes;

●	217,225,388 shares of common stock issuable upon the conversion of the outstanding November Notes; and

●	12,721,500 shares of common stock issuable upon the exercise of warrants issued in public offerings.

As a result, approximately 498 million shares of the Company’s 500 million authorized shares of common stock have been issued or are (or will be) reserved for issuance and, accordingly, few shares are available to the Company for use in connection with its future financing or other corporate needs. Further, if stockholder approval is obtained for proposal 1, 112,995,806 shares of common stock would be issuable upon the conversion at the June Price of the January Notes, and such amount could be higher to the extent there are future dilutive issuances at lower prices. In addition, on June 26, 2018 we issued $164.0 million Series B-2 senior convertible notes (the “June Notes”) that have a conversion price of $1.00, subject to anti-dilution provisions, once certain contingencies have been met, including stockholder approval of the issuance of shares of common stock upon conversion. The lack of authorized shares of common stock available for issuance could unnecessarily limit or delay the Company’s ability to pursue future financings, acquisitions and other transactions. The Company could also be limited in its ability to effectuate future stock splits or stock dividends.

Background and Purpose of the Share Increase Amendment

The Board believes it is in the Company’s and the Company’s stockholders’ best interest to increase the number of authorized shares of common stock to 5 billion in order to ensure that additional shares of common stock are available for general corporate purposes, which may include:

●	raising capital through sales of equity securities (issuances of shares of common stock or debt or equity securities that are convertible into common stock);

●	establishing strategic relationships with other companies;

●	providing equity incentives to employees, officers or directors;

●	acquiring other businesses or assets;

●	declaring stock dividends or effecting stock splits; and

●	achieving other corporate purposes.

Other than as described above, the Company currently does not have any plan to issue shares of common stock. The Board believes the additional authorized shares of common stock should be available for financing and other corporate purposes, without the potential expense and delay incident to obtaining stockholder approval for a particular financing or other issuance.

Effects of the Proposed Share Increase Amendment

The additional shares of authorized common stock would be identical to the shares of common stock now authorized and outstanding, and the Share Increase Amendment would not affect the rights of current holders of common stock. Any issuances of additional shares of common stock, however, could adversely affect the existing holders of shares of common stock by diluting their ownership, voting power and earnings per share and book value per share with respect to such shares.

The current holders of common stock do not have preemptive rights to purchase any shares of common stock that may be issued and the Board has no plans to grant such rights with respect to any such shares. The Company is currently authorized to issue up to two million shares of preferred stock, of which 20,500 shares have been designated as Series A Preferred Stock and all 20,500 shares of Series A Preferred Stock are outstanding. The Board has the authority to determine the price, rights, preferences, privileges and restrictions, including voting rights and the right to convert any preferred stock into shares of common stock, of the unissued shares of preferred stock without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be harmed by, the rights of the holders of any additional series of preferred stock that may be issued in the future. The proposed Share Increase Amendment will not affect this authorization.

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As a general matter, the Board would be able to issue or reserve for issuance the additional shares of common stock in its discretion from time to time, without further action or approval of the Company’s stockholders, subject to and as limited by applicable law, regulation and the rules or listing requirements of any then applicable securities exchange. If the Reverse Split Amendment is effected, as described below in Proposal 3, there would be additional shares of common stock available for issuance by the Board in its discretion, without further action or approval of the Company’s stockholders, subject to and as limited by applicable law, regulation and the rules or listing requirements of any then applicable securities exchange.

Possible Anti-Takeover Effects of the Share Increase Amendment

The Board is unaware of any specific effort to obtain control of the Company and therefore has no present intention of using the proposed increase in the number of authorized shares of common stock as an anti-takeover device. However, the Company’s authorized but unissued common stock could (within the limits imposed by applicable law, regulation and the rules or listing requirements of any then applicable securities exchange) be issued in one or more transactions that could make a change of control much more difficult and therefore more unlikely. See “Proposal 3 - Effect of Reverse Stock Split and Potential Anti-Takeover Effect” for a description of the current provisions in the Company’s Certificate of Incorporation that could have an anti-takeover effect.

No Appraisal Rights

Stockholders will not have dissenters’ or appraisal rights under Delaware corporate law or under the Company’s Certificate of Incorporation in connection with the proposed Share Increase Amendment.

Vote required to pass Proposal 2.

Proposal 2 will be approved if a quorum is present at the Special Meeting and the holders of (i) a majority of the voting power of the outstanding shares of common stock and the Preferred Stock, voting together as a single class, voted “for” such approval, (ii) a majority of the outstanding shares of common stock, voting separately as a single class, voted “for” such approval and (iii) a majority of the outstanding shares of Preferred Stock, voting separately as a single class, voted “for” such approval. Abstentions and broker non-votes will have the effect of a vote against Proposal 2.

Proposal 2 is not conditioned upon approval of any other proposal contained in the proxy statement. If Proposal 2 is approved, the Company intends to file the Share Increase Amendment promptly following the Special Meeting. The Board reserves the right at any time before the effective date of the amendment to the Certificate of Incorporation, notwithstanding approval of the proposal by the Company’s stockholders, to abandon the proposed amendment without further action by the stockholders. If the proposal is not approved, the Share Increase Amendment will not be filed with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE SHARE INCREASE AMENDMENT

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PROPOSAL 3

TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

(the Reverse Split Proposal)

The Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to the Company’s stockholders for their approval an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the outstanding and treasury shares of the Company’s common stock in a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-250 shares (the “Reverse Split Amendment”), which ratio will be selected by the Board following stockholder approval and prior to the time of filing of a Certificate of Amendment with the Delaware Secretary of State and set forth in a public announcement. The form of Reverse Split Amendment is attached to this proxy statement as Annex B.

The Board approved the Reverse Split Amendment to provide the Board with flexibility to negotiate a future transaction that may require a change to the Company’s capital structure. In addition, the Board believes that a reverse stock split may be necessary to maintain the Company’s eligibility for listing on the Nasdaq Capital Market, as described below, and may improve the liquidity of the common stock. If proposal 3 is approved at the Special Meeting, the Company may issue the shares of common stock that would become available for issuance upon completion of any reverse split (i) upon conversion of or otherwise pursuant to the November Notes, the January Notes and the June Notes, (ii) upon conversion or exercise of other outstanding securities of the Company that are convertible into or exercisable for common stock, as listed above under “Proposal 2 – Overview,” (iii) pursuant to future securities offering transactions, (iv) pursuant to future acquisition transactions involving payment of consideration in equity securities of the Company, (v) pursuant to the Company’s equity incentive plan, and (vi) other general corporate purposes.

If the Board determines to implement the Reverse Split Amendment, the Company would communicate to the public, prior to the effective time of the Reverse Split Amendment, additional details regarding the Reverse Split Amendment (including the final reverse split ratio, as determined by the Board). The Board may reserve the right to elect not to proceed with the Reverse Split Amendment if it determines, in its sole discretion, that the Reverse Split Amendment is no longer in the best interests of the Company or its stockholders.

In September 2016, stockholders of the Company approved a one-time reverse split of the common stock at a ratio and at a time to be determined by the Board. However, the Company never effected a reverse split of the common stock. While the Board believes that the prior stockholder approval of the one-time reverse split gives the Board the current authority to effect a reverse split at this time, it is seeking stockholder approval to effect a reverse split following the Special Meeting.

In determining which reverse split amendment to implement, if any, following receipt of stockholder approval of this Proposal 3, the Board may consider, among other things, various factors, such as:

●	the historical trading price and trading volume of our common stock;

●	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Split on the trading market for our common stock in the short- and long-term;

●	the Company’s ability to continue its listing on the Nasdaq Capital Market;

●	which reverse split amendment would result in the least administrative cost to us; and

●	prevailing general market and economic conditions.

The failure of stockholders to approve this Proposal 3 could have serious adverse effects on the Company and its stockholders. The shares of common stock could be delisted from the Nasdaq Capital Market because shares of common stock may continue to trade below the requisite $1.00 per share minimum bid price needed to maintain the Company’s listing. If the Nasdaq Capital Market delists the common stock, the shares may then trade on the over the counter market. In that event, the common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of the shares of common stock.

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Reasons for the Reverse Split

To maintain listing on the Nasdaq Capital Market. By potentially increasing the stock price, a reverse split would reduce the risk that the common stock could be delisted from the Nasdaq Capital Market. To continue listing on the Nasdaq Capital Market, the Company must comply with Nasdaq Marketplace Rules, which requirements include a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

On June 21, 2018, Nasdaq notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the Minimum Bid Price Requirement. We have been provided 180 calendar days, or until December 18, 2018, to regain compliance with the Minimum Bid Price Requirement. In the event we are not in compliance with the Minimum Bid Requirement by December 18, 2018, we may be afforded a second 180 calendar day period. To qualify, the Company would be required to meet the continued listing requirements for market value of publicly held shares and all initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period, which may include, if necessary, implementing a reverse stock split. If we were not able to regain compliance with the Minimum Bid Price Requirement, the common stock could be delisted and trade on the over the counter market.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist the common stock from the Nasdaq Capital Market. Delisting could adversely affect the liquidity of the common stock since alternatives, such as the over the counter market, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, the common stock on an over-the-counter market. Many investors likely would not buy or sell the common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. In addition, a delisting could materially affect our ability to raise additional capital.

The Board believes that a reverse stock split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of the common stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of the common stock.

To potentially improve the liquidity of our common stock. The Board also believes that the increased market price of the common stock expected as a result of implementing a reverse split could improve the liquidity of our common stock and encourage interest and trading in our common stock. A reverse split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock. A reverse split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Certain Risks Associated with a Reverse Split

There can be no assurance that following a reverse split the market price of the common stock will increase in proportion to the reduction in the number of shares of common stock issued and outstanding before the reverse split or that the market price will not decline further following the reverse split. The total market capitalization of the common stock after the reverse split may be lower than the total market capitalization before the reverse split for reasons unrelated to the reverse split.

There can be no assurance that the reverse split will increase the market price of the common stock and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. The Board expects that a reverse split of the common stock will increase the market price of the common stock so that the Company may be able to maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the reverse split upon the market price of the common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of the common stock after the reverse split will not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the reverse split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the market price per post-reverse stock split share of the common stock remains in excess of $1.00 per share, the Company may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

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Impact of a Reverse Split If Implemented

A reverse split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the reverse split will be that:

●	the number of issued and outstanding shares of common stock will be reduced proportionately based on the final reverse split ratio, as determined by the Board;

●	based on the final reverse split ratio, the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of common stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately;

●	the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s 2014 Equity Incentive Plan will be reduced proportionately based on the final reverse split ratio;

●	any reverse split would proportionately increase the applicable conversion price of the January Notes and the November Notes (including the Conversion Price, the Alternate Conversion Price and the Mandatory Conversion Price); and

●	the number of shares of our authorized common stock that are unissued and not reserved for future issuance will increase.

Although the number of outstanding shares of common stock would decrease following the Reverse Split Amendment, the Board does not intend for a reverse split to be the first step in a ‘‘going private transaction’’ within the meaning of Rule 13e-3 of the Exchange Act.

The following table reflects the number of shares of common stock that would be outstanding as a result of the effectiveness of the Reverse Split Amendment and the approximate percentage reduction in the number of outstanding shares based on approximately 249,870,588 shares of common stock issued and outstanding as of June 29, 2018. We currently have 250,129,412 shares of common stock available for issuance. The following table also shows the shares that would be available for issuance if the Reverse Split Amendment is effected.

Proposed Reverse Split Ratio	Approximate Percentage Reduction	Approximate Shares of Common Stock to be Outstanding After the Reverse Split	Shares of Common Stock Available for Issuance After the Reverse Split (1)
1-for-2	50%	124,935,294	375,064,706
1-for-25	96%	9,994,824	490,005,176
1-for-50	98%	4,997,412	495,002,588
1-for-75	99%	3,331,608	496,668,392
1-for-125	99%	1,998,965	498,001,035
1-for-175	99%	1,427,832	498,572,168
1-for-225	100%	1,110,536	498,889,464
1-for-250	100%	999,482	499,000,518

(1)	This amount would be increased if the Share Increase Amendment is approved. See “Proposal 2 – The Share Increase Proposal” on page 15 above.

Effect of Reverse Split and Potential Anti-Takeover Effect

Management does not anticipate that our financial condition, the percentage ownership of common stock by management, the number of our stockholders, or any aspect of our business will materially change as a result of the Reverse Split Amendment. Because the Reverse Split Amendment will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock, the proposed Reverse Split Amendment will not alter the relative rights and preferences of existing stockholders. However, the number of shares of common stock outstanding will be decreased, while the number of authorized but unissued shares will be increased.

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Management does not currently plan to use the increase in our authorized but unissued shares that will result from the Reverse Split Amendment to make it more difficult or to discourage a future merger, tender offer or proxy contest or the removal of incumbent management. This proposal is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Summarized in the following paragraphs are provisions included in our Certificate of Incorporation, as amended, and our bylaws that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If the Board were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Certificate of Incorporation grants our Board broad power to establish the rights and preferences of authorized and unissued shares of additional series of preferred stock. The creation and issuance of one or more additional series of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the voting stock to elect some directors.

Vacancies. Section 223 of the Delaware General Corporation Law and our Bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may be called by our Board or the Chairman of our Board and must be called by our Secretary at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote. The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

There are no Nasdaq rules or practices that permit Nasdaq to reserve the right to refuse to list or to de-list any stock that undergoes a Reverse Split, so long as the applicable criteria for continued listing are satisfied. However, if we choose to implement a reverse stock split to regain compliance, we must complete the reverse split no later than ten business days prior to December 18, 2018.

Fractional Shares

If the reverse stock split ratio determined to be implemented by the Board, if any, will result in fractional shares, the Company will not issue fractional shares. Instead the Company will, at the discretion of the Board, determine (i) whether to effect an issuance of shares to holders that would otherwise be entitled to a fractional share such that any fractional shares will be rounded up to the nearest whole number or (ii) whether the Company will pay cash in an amount equal to the fair value of the fractions.

Procedure for Effecting Reverse Stock Split

If the Board decides to implement a reverse split, the reverse split will become effective on the date the Reverse Split Amendment is filed with the Secretary of State of the State of Delaware. The time of such filing, if any, will be determined by the Board in its sole discretion. Beginning on the effective time of the Reverse Split Amendment, each certificate representing pre-reverse split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-reverse split shares of common stock.

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Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax consequences relevant to such holders’ particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	persons that are not U.S. Holders (as defined below);

●	persons subject to the alternative minimum tax;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies or other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities;

●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

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For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A reverse split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse split, except with respect to cash received in lieu of a fractional share of our common stock. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Information Reporting and Backup Withholding. A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the reverse split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote required to pass Proposal 3

Proposal 3 will be approved if a quorum is present at the Special Meeting and the holders of (i) a majority of the voting power of the outstanding shares of common stock and any Preferred Stock, voting together as a single class, voted “for” such approval and (ii) a majority of the voting power of the outstanding shares of Preferred Stock, voting separately as a single class, vote “for” such approval. Abstentions will have the effect of a vote against Proposal 3. As this proposal is a “routine” matter, we do not expect any broker non-votes. If you are a beneficial owner, your bank, broker or other nominee may vote on Proposal 3. Proposal 3 is not conditioned upon approval of any other proposal contained in the proxy statement. If Proposal 3 is approved and the Board decides to implement the Reverse Split Amendment, the Reverse Split Amendment will become effective on the date that the Reverse Split Amendment is filed with the Secretary of State of the State of Delaware, which time, if at all, will be determined by the Board in its sole discretion. The Board reserves the right at any time before the effective time of the Reverse Split Amendment, notwithstanding approval of the proposal by the Company’s stockholders, to abandon the proposed amendment without further action by the stockholders. If the proposal is not approved, the Reverse Split Amendment will not be filed with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE SPLIT AMENDMENT

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PROPOSAL 4

ADJOURNMENT

(the Adjournment Proposal)

The Board believes that if the number of shares of our voting stock present in person or represented by proxy at the Special Meeting and voting in favor of the proposals described herein is insufficient to approve such proposals, it is in the best interests of the stockholders to enable the Board to continue, for up to 30 days, to seek to obtain a sufficient number of additional votes to approve the proposals.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting for up to 30 days, to use the additional time to solicit additional proxies in favor of the proposals.

Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, we could adjourn the Special Meeting without a vote and seek to convince the holders of those shares to change their votes in favor or such proposals.

Vote required to pass the Adjournment Proposal.

The Adjournment Proposal will be approved if (i) in the event that a quorum is present at the Special Meeting, the holders of a majority in voting power of the shares of common stock and Preferred Stock, voting together as a single class, that vote for or against or expressly abstain with respect to the Adjournment Proposal vote “for” such proposal or (ii) in the event that a quorum is not present at the Special Meeting, the holders of a majority in voting power of the shares of common stock and Preferred Stock represented in person or by proxy at the Special Meeting, voting together as a single class, vote “for” such proposal.

Abstentions will have the same effect as a vote against the Adjournment Proposal. In the event that a quorum is present at the Special Meeting, broker non-votes will have no effect on the Adjournment Proposal. In the event that a quorum is not present, broker non-votes will have the same effect as a vote against the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL

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REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2018 Annual Meeting of Stockholders must be received by us no later than June 5, 2018, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed the proxy statement for the 2017 Annual Meeting of Stockholders, and must comply with the requirements of the proxy rules promulgated by the SEC. The Company must receive notice of any stockholder proposal to be submitted at the 2018 Annual Meeting of Stockholders, but not required to be included in our proxy statement, no later than August 19, 2018, which is 45 calendar days before the one-year anniversary of the date on which the Company first mailed the proxy statement for the 2017 Annual Meeting of Stockholders. Stockholder proposals should be addressed to our Secretary at Helios and Matheson Analytics Inc., Empire State Building, 350 5th Avenue, Suite 7520, New York, NY 10118, Attn: Stuart Benson, Secretary.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Governance Committee for the next annual meeting.

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OTHER MATTERS

The Company does not intend to bring any other matters before the Special Meeting and has no reason to believe any other matters will be presented. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxy card to vote the common stock they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

New York, New York

July 6, 2018

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ANNEX A

Certificate of Amendment

of

Certificate of Incorporation

of

Helios and Matheson Analytics Inc.

Under Section 242 of the Delaware General Corporation Law

Helios and Matheson Analytics Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), hereby certifies as follows:

The Certificate of Incorporation of the Corporation is hereby amended as follows:

Paragraph one (1) of Article Fourth is hereby amended as follows:

The total number of shares of stock which the corporation shall have authority to issue is five billion two million (5,002,000,000), of which two million (2,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Preferred Stock” and five billion (5,000,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Common Stock.”

The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer this ____ day of _______ 2018.

Theodore Farnsworth, Chief Executive Officer

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ANNEX B

Certificate of Amendment

of

Certificate of Incorporation

of

Helios and Matheson Analytics Inc.

Under Section 242 of the Delaware General Corporation Law

Helios and Matheson Analytics Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), hereby certifies as follows:

The Certificate of Incorporation of the Corporation is hereby amended as follows:

Paragraph one (1) of Article Fourth is hereby amended to add the following paragraph thereto:

Reverse Split. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time (the Old Common Stock”) shall be automatically reclassified as and converted into [1/2 to 1/250] of a fully paid and nonassessable share of Common Stock (the “New Common Stock”). [No fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares of New Common Stock that would be issued in connection with the Reverse Stock Split, the Board may elect to effect an issuance of shares of New Common Stock to holders of any fractional shares of New Common Stock resulting from the Reverse Stock Split such that any fractional share otherwise issuable to any such holder shall be rounded up to the next highest whole share, or to pay cash in lieu of any fractional shares.] Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock, shall from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment.

The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer this ____ day of _______ 2018.

Theodore Farnsworth, Chief Executive Officer

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ANNEX C

Proxy Card

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X HELIOS AND MATHESON ANALYTICS INC. 02VFOC 1 U PX + Special Meeting Proxy Card . B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below NOTE: Please sign exactly as the name appears on this card. When shares are held by two or more persons, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. IMPORTANT SPECIAL MEETING INFORMATION + A 1. to the extent required by Nasdaq Listing Rule 5635, to approve the issuance of shares of common stock of the Company upon conversion of the senior convertible notes (the "January Notes") issued to an institutional investor on January 23, 2018 in accordance with the terms of the January Notes; 2. to approve an amendment to the Company's Certificate of Incorporation to increase the number of the Company's authorized common stock from 500 million to 5 billion and to increase the total number of authorized shares of capital stock from 502 million to 5.02 billion; For Against Abstain Proposals - The Board of Directors Recommends You Vote For Proposals 1, 2, 3 and 4. 3. to approve an amendment to the Company's Certificate of Incorporation to effect a one-time reverse stock split of common stock at a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-250 shares, which ratio will be selected by the Company's Board of Directors and set forth in a public announcement; and 4. to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes on the above proposals if sufficient votes to pass the proposals are not received in time for the Special Meeting. To transact any other business properly brought before the Special Meeting or any adjournments thereof. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMM 3 8 3 2 6 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 1234 5678 9012 345 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on the day before the Special Meeting. Vote by Internet o Go to www.investorvote.com/HMNY o Or scan the QR code with your smartphone o Follow the steps outlined on the secure website Vote by telephone o Call toll free 1-800-652-VOTE (8683) within the USA, US territories Canada on a touch tone telephone o Follow the instructions provided by the recorded message . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Theodore Farnsworth and Stuart Benson and each of them, as proxies and attorneys-in-fact for the undersigned, with full power to act without the other and with full power of substitution, and hereby authorizes them to act for the undersigned and to vote, as designated below, all the shares of common stock and Series A Preferred Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on July 23, 2018 at 10:00 a.m. local time at Empire State Building, 350 Fifth Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118 and at any and all adjournments or postponements thereof, in accordance with the directions that follow with respect to the following matters (and with discretionary authority as to any and all other). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU SIGN AND RETURN THIS PROXY WITHOUT GIVING ANY INSTRUCTION, THIS PROXY WILL BE VOTED FOR ALL OF THE FOUR PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) Proxy - HELIOS AND MATHESON ANALYTICS INC. C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

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